Part II - INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these shares has been filed with the U.S. Securities and Exchange Commission (the "Commission"). Information contained in this preliminary offering circular is subject to completion or amendment. These shares may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or a solicitation of an offer to buy or sell any of these shares in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained. Should the Company decide to "test the waters" prior to this circular being qualified, all solicitating materials will be properly filed with the Commission before its intended use.

Preliminary Offering Circular
April 30, 2021
Subject to Completion


DECENTRALIZED CRYPTO FINANCIAL INC.
(Exact Name of Registrant as Specified in its Charter)

                            Delaware*
			   85-2718015
                     (State or Other Jurisdiction of
	         		 (I.R.S. Employer
                      Incorporation or Organization)
				 Identification Number)

       4795 Meadow Wood Lane, #200.
Chantilly, Virginia 20151
(703) 340-7454
www.Decryptofi.com


    Nicholas Scherling
Chief Executive Officer
Decentralized Crypto Financial Inc. ("DeCryptoFi")
4795 Meadow Wood Lane, #200
Chantilly, Virginia 20151
(703) 340-7454
            Up to
150,000,000 shares of Common Stock

   This is an initial public offering of our common stock. The offering price is $0.10 per share.
   The offering consists of 150,000,000 shares of our common stock comprised of (a) up to 25,000,000 newly issued shares of our common stock ("Shares") in our Initial Public Offering ("IPO"), and up to (b) 125,000,000 shares for non-cash consideration pursuant to our "Work Compensation" program.
   In the event all of the Offering Shares are sold, we may, in our discretion, sell up to 50,000,000 additional authorized, but currently unissued shares ("Additional Shares" and/or "Reserve Shares") in the offering currently held in reserve.

   300,000,000 shares are currently owned by the CEO of DeCryptoFi, Nicholas Scherling ("Company insider" and/or "Holder"). In connection with the initial public offering of the Company's securities, the Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company held immediately prior to the effectiveness of the registration statement for such offering (other than those included in the registration), for such period of time (not to exceed 180 days or such longer period of time as may be required to comply with Rule 2711 of the Financial Industry Regulatory Authority, Inc. (or any successor rule thereto)) two days following the effective date of such registration statement ("lock-up period"). Further, following the lock-up period, the Holder will be limited to selling 12.5% of his holdings per year. This not only protects against overdiluting the market share value, but also preserves the integrity of the Company.

   There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering. The offering will commence within six weeks after this offering circular has been qualified by the Commission. The offering will exist until the date on which the offering of any additional stock would cause the aggregate offering price or aggregate gross sales in this offering, as those terms are defined under Rule 251(a) of the Securities Act, to exceed $50,000,000.00.

The Commission does not pass upon the merits of or give its approval to any shares offered hereby or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular. The Offering Shares are being offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the Offering Shares offered are exempt from registration.

 Price to Public       Underwriter      Proceeds
Proceeds
                                 Discounts          to Issuer
to other Persons
                            Per Share        $0.10
$0.0                 $0.10              $0.0
Total Min1       N/A                  N/A          N/A*
N/A
Total Max.       $0.10               N/A      $15M*
N/A

             Investing in an IPO is speculative and involves substantial risks. You should purchase stock only if you can afford a complete loss of your investment. See "Risk Factors" to read about the more significant risks you should consider before buying our stock. Please see subsection "Risk Factors," beginning on page 9 of this offering circular.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NONNATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.


Initially, DeCryptoFi stock will not trade on a stock exchange, securities exchange, or other trading market. This means that it may be difficult to sell your shares of stock.

       IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

       Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the "preliminary offering circular." You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

       This preliminary offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process, and is still pending approval. Periodically, as we make material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any subsequent statement made by us in a subsequent offering circular supplement.

We are following the "Offering Circular" disclosure format under Regulation A.

The date of this preliminary offering circular is April 30, 2021



































TABLE OF CONTENTS

SUMMARY	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
	7
RISK FACTORS	9
TERMS OF THIS OFFERING	15
USE OF PROCEEDS	17
DESCRIPTION OF BUSINESS	18
DESCRIPTION OF COMMON STOCK	20
REGULATORY CONSIDERATIONS	21
CHANNELS FOR DISCLOSURE OF INFORMATION AND PLAN OF DISTRIBUTION
	25
DILUTION	27
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS	29
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	31
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	32
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS
	33
SHARES ELIGIBLE FOR FUTURE SALE	34
FINANCIAL INFORMATION SECTION	F-1
EXHIBITS	i

Offering Circular
_____________________________
We have not authorized anyone to provide any information or to make any representations other than those contained in this offering circular or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this preliminary offering circularis current only as of its date.

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. The information in this offering circular assumes that all the shares offered are sold and we have not taken advantage of our option to sell any Additional Shares as described herein.



SUMMARY

This offering summary highlights certain information appearing elsewhere in this offering circular. Because it is a summary, it may not contain all the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the "Risk Factors" section, before making a decision to invest in our stock. Unless the context requires otherwise, in this offering the terms "we," "us" and "our" refer to DeCryptoFi, the issuer of the common shares of stock. For a more complete understanding of this offering, you should read the entire offering circular carefully, including the risk factors and the financial statements.

       Who we Are. We are an early-stage financial technology company.

       Our company, DeCryptoFi, has identified a glaring and persistent issue that many privately held businesses face; the ability for small and medium sized companies to raise additional capital. When businesses need capital, typically they must go through the arduous process of seeking a loan from a bank or lending company. It is extremely difficult for small and medium sized companies to access public markets where they may receive the same or better terms in return for capital. When a small business is approved for a loan by a bank (or other lending provider), these institutions will often require from the business a form of hard asset collateral, and most require a personal guarantee from its owner, regardless of the company's financial stability. W2 employees, working for a successful business, would never personally guarantee a business loan just to keep their job, so why should legitimate business owners?

       If businesses are turned away from financial institutions, there seems to be few alternatives except for these businesses to seek additional capital from Merchant Cash Advance firms, or some form of lending company that charges usurious interest rates. These types of lending institutions tend to benefit from the borrower's company failing rather than succeeding, which then puts people out of jobs and facing massive debts that need to be repaid.

       As a result, many business owners are unable to secure the capital they need to scale their business and those that are able to get a good loan at a low rate may still be unwilling to do so due to personal guarantee requirements. No employee or business owner wants to personally secure business loans with their personal finances regardless of how well their business is performing.

Our Solution. The reality is that there are numerous additional ways that companies can raise capital, but they simply lack the knowledge, expertise, or personnel to facilitate alternative capital-raising offerings.
       DeCryptoFi has created a technology-driven software that will allow small and mid-sized companies to understand and be fully compliant with the public and private offering processes. Our main goal can be summed up in one word... simplification. Our goal is to tap into this market and assist small and medium size companies that want to pursue a public offering or an alternative acceptable private offering and remain fully compliant with SEC regulations. We strive to make the overlooked alternative methods of raising capital easy to achieve, easy to comprehend, and for many aspects of the process, completely automated. The SEC has long struggled with how to assist small and medium size businesses get access to the public market; we are here to help!
        By answering a series of questions specific to their company, including, but not limited to, how much capital the company seeks to raise, who the company's target investors will be: current and past revenue, profitability, growth rate, organizational structure, and so forth, Businesses will be able to streamline the structuring of a potential business capitalization and the regulatory safeguards associated with these capital raising options. DeCryptoFi's software will provide a list of currently available offerings to our customers, as well as a list of offerings that are just within their grasp. Once the business owner fully comprehends the types of offerings available to them and decides which to pursue, DeCryptoFi's software will assist in automating all relevant SEC filings, state filings, investor notifications, disclosures, offering circulars, registration statements, offering memoranda, prospectuses, dividend payments, proxy statements, and much more.


      Strategy. We will pursue the following strategies:

       Continue to attract top talent. To grow our business, we recognize the need to attract experienced professionals in technology, legal, accounting, and so forth. While we already have a strong team of employees and advisors with the relevant expertise (discussed in greater detail below), we plan to supplement key roles as we ramp up our operations.

       Scale our business to become a national leader in our sector. We are focused on growing our national and international footprint and upon qualification, will be testing business development and marketing efforts in multiple channels.

Increased awareness of our products and services will enable us to scale and attract a whole assortment of different types of businesses that previously did not fall under the SEC's purview but will now be a fully compliant reporting company or exempt reporting company, thereby increasing investor protection across broad range of market tiers.

Corporate Information. We are a Delaware corporation (C-Corp) organized on August 20, 2020 Our principal place of business address is 4795 Meadow Wood Lane # 200, Chantilly, VA 20151, our telephone number is (703) 955-7770, and our website is www. DeCryptofi.com.

       DeCryptoFi.com will officially launch our website upon SEC qualification in order to ensure that we do not disclose our intent to conduct a Stock Offering ahead of SEC qualification of our Reg A filing.
       Except for this offering circular and our other public filings with the SEC pursuant to the requirements of SEC regulation A, information found on, or accessible through our website is not a part of, and is not incorporated into this offering circular, and you should not consider it part of this offering circular. We consider these facilities adequate for our current operations.



CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

       The statements contained in this offering circular that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predicts," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this offering circular may include, for example, statements about our:

o limited operating history and ability to maintain or increase profitability.

o reliance on third parties for production and distribution.

o results of operations.

o ability to manage growth.

o ability to minimize our production and distribution costs by utilizing funding sources provided by others.

o regulatory or operational risks.

o success in retaining or recruiting, or changes required in, our officers, key employees or directors.

o capital structure.

o ability to obtain additional financing when and if needed; and

o liquidity and trading of our securities.

       The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

       These statements involve risks, uncertainties, assumptions, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this offering circular, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

       The subscription price of our common stock has been determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, or book value and does not represent nor is it intended to imply that the Units being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criterion. Accordingly, this price may not be indicative of the market price of the DeCryptoFi Stock at such time as a secondary trading market does develop, if ever, or the proceeds that you would receive upon a commercial sale of the DeCryptoFi Stock; the offering price may be significantly more than either such price.
       Prior to this offering there has been no public market for any of our securities. The public offering price of our shares was determined on a number of factors. Factors considered in determining the prices and terms of the Shares (and the Additional Shares) offered hereby include:

o The history and prospects of companies similar to our company

o Prior offerings of those companies

o Our capital structure

o Our software

o An assessment of our management

o General conditions of the securities markets at the time of the offering; and

o Other factors as were deemed relevant

       However, although these factors were considered, the determination of the offering prices is more arbitrary than the pricing of securities for an established operating company.

       Following this offering, the price of our common stock may vary significantly due to general market or economic conditions as well as other factors. Furthermore, an active trading market for the securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.


  RISK FACTORS

       The SEC requires that we identify risks that are specific to our business and financial condition. We are still subject to all the same risks that all companies in our business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

       An investment in the securities offered by this offering circular involves a high degree of risk. You should carefully consider all the material risks described below, together with the other information contained in this offering circular, before making a decision to invest in DeCryptoFi. There can be no assurance that any purchaser will achieve his or her investment objective or avoid substantial losses by investing in DeCryptoFi. All investments entail a high degree of risk, and purchasers may lose some or all their investment.

Risks associated with our business
1. We do not have a long operating history on which to evaluate our company. We face all the risks faced by newer companies in similar industries, including significant competition from existing and emerging capital raising platforms many of which may be significantly more established, larger, and better financed than our company. However, we believe that what we are offering is incredibly unique and the market we are entering should be far less saturated.

2. There is considerable uncertainty about the asset class's long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth, inflation, and others. In addition, the success of the stock and other types of securities that may be issued will depend on whether new technologies turn out to be useful and economically viable. We do not control any of these factors, and therefore may not be able to control the long-term success of our company share value.

3. The offering price of our stock was not established on an independent basis. After we commence operations, the actual value of your investment may be substantially less than what you pay. The most recent pre-revenue valuation of our stock was conducted by the Company and it concluded our stock has a fair market value of $0.10 per share as of October 14th, 2020.

4. The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.

5. This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act.
The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

6. Our operating results are dependent, in part, on management's estimates of revenue to be earned in the future. We will regularly review and revise our revenue estimates. Periodic adjustments in amortization rates may significantly affect these results.

7. We are pre revenue. We anticipate that our revenue will begin in 2021. Until we are revenue stable our revenue may not be evenly distributed throughout the year but may be more evenly distributed in the future as we expand our business and diversify, Until such time, our quarter to quarter financial results may not be comparable within any single fiscal year or from fiscal year to fiscal year.

8. Our projections may fluctuate. As a result of the foregoing and other factors, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future period



9. We are smaller and less diversified than many of our competitors. Some of our larger competitors have more resources with which to compete for ideas, enhancements, and better functionality.

10. We must successfully respond to rapid technological changes and alternative forms of delivery or storage to remain competitive. The financial industry in general continues to undergo significant developments as advances in technologies and new methods of product delivery and storage, or certain changes in consumer behavior driven by these developments, emerge. Consumers are spending an increasing amount of time online and on mobile devices, and are increasingly viewing financial date in real time, on their televisions and on handheld or portable devices. we must adapt our businesses to changing consumer behavior and preferences and exploit new distribution channels. Our strategy is to seek to take advantage of these changes and thereby to create new revenue streams and other opportunities for our content. If we cannot successfully utilize these and other emerging technologies, it could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.

11. We must constantly be aware of any intellectual property issues. Protecting and defending against intellectual property claims may have a material adverse effect on our business. Our ability to compete depends, in part, upon successful protection of our intellectual property relating to our software. We will attempt to protect proprietary and intellectual property rights to our software through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories.

12. We plan to conduct business abroad and internationally. We face risks from doing business internationally. We intend to distribute our content outside the U.S. and derive revenue in foreign jurisdictions. As a result, our business is subject to certain risks inherent in international business, many of which are beyond our control. These risks include:

     a. Laws and policies affecting trade, investment, and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws.

     b. The Foreign Corrupt Practices Act ("FCPA") and similar laws regulating interactions and dealings with foreign government officials.
     c. Changes in local regulatory requirements, including restrictions on video content.

     d. Differing cultural tastes and attitudes.

     e. Differing degrees of protection for intellectual property

     f. Financial instability and increased market concentration of buyers in foreign markets.

     g. The instability of foreign economies and governments.

     h. Fluctuating foreign exchange rates.

     i. The spread of communicable diseases in such jurisdictions, which may impact business in such jurisdictions;
and

     j. War and acts of terrorism.
       Events or developments related to these and other risks associated with international trade could adversely affect our revenue from non-U.S. sources, which could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.

Risks Specific to this Offering
a. DeCryptoFi's securities are just being introduced to the market. Our stock has no history and thus face significant uncertainties around its valuation. This valuation may be highly dependent on the demand for our software, which is unproven and uncertain, and the reliability of the underlying technology which is untested.

b. The securities being offered are volatile in nature. There is no guarantee that our securities will hold their value or increase in value, and you may lose the amount of your investment in the DeCryptoFi stock in whole or in part. The shares in the initial stock offering are highly speculative, and any return on an investment is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control. There is no assurance that purchasers will realize any return on their investments or that their entire investment will not be lost. For this reason, each purchaser should carefully read this offering circular and should consult with his or her own attorney, financial and tax advisors prior to making any investment decision with respect to DeCryptoFi stock.

c. There is much reliance on the Firm's CEO, Nicholas Scherling, regarding the ultimate success of the company. Our chairman and chief executive officer will effectively control our company. DeCryptoFi will only be offering one class of common stock. Our chairman and chief executive officer, Nicholas Scherling, has control over the vast majority of all the outstanding voting power and, in turn, our company. This concentration of ownership and decision making may make it more difficult for other stockholders to effect substantial changes in our company and may also have the effect of delaying, preventing or expediting, as the case may be, a change in control of our company.

d. Dividend payments will not be made during the inception of the Company's offering. We do not intend to pay any dividends on our common stock at this time. The payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition as well as the limitations on dividends and distributions that exist under the laws and regulations of the State of Delaware and will be within the discretion of the Company. It is the present intention of the Company to retain all earnings, if any, for use in our business operations and, accordingly, the Company does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

e. If our securities become subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected. If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our securities may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

1. make a special written suitability determination for the purchaser.

2. receive the purchaser's written agreement to the transaction prior to sale.

3. provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

4. obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has received the required risk disclosure document before a transaction in a "penny stock" can be completed.
       If our securities become subject to these rules, it may be difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.
       We have 50,000,000 shares in reserve for future issuance which could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and when we issue additional securities to raise funds or consummate any acquisition or business combination, you may experience dilution to your holdings.
       The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.
-
-

- You will not be able to sell almost all of our stock immediately after purchase, and it may decline in value before you have a chance to sell it. In addition, at issuance, there will be no trading market for the Stock, and a trading market may never develop.

- If the Stock is issued, there may not be a trading market available for the Stock, or any exchange on which holders of Stock may transfer or resell their Stock. As a result, the Stock may initially only be traded on very limited range of venues, including U.S. registered exchanges, or regulated alternative trading systems for which a Form ATS will have been properly submitted to the SEC.

- Exchanges may decide not to list the DeCryptoFi Stock for several reasons not under our control, a perceived lack of market interest in the DeCryptoFi Stock, and any other factors. As a result, investors of DeCryptoFi Stock should be prepared to hold their Stock indefinitely, as there is no guarantee that holders will be able to sell or exchange their Stock. In the event that the Stock remains illiquid for a significant period of time or indefinitely, the value of the DeCryptoFi Stock may be materially adversely affected.

- Most securities that are publicly traded in the U.S. have one or more broker-dealers acting as "market makers" for the security. A market maker is a firm that stands ready to buy and sell the security on a regular and continuous basis at publicly quoted prices. In the event the stock is listed on an exchange, we cannot guarantee that the stock will have a market maker, which could contribute to a lack of liquidity in the DeCryptoFi stock and could have a material adverse effect on holders' ability to trade the stock.

- The actual value of your investment may be substantially less than what you pay.

The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.
      Prior to this offering there has been no public market for any of our securities. Factors considered in determining the prices and terms of the Shares (and the Additional Shares) offered hereby include:

* the history of companies similar to our company;

* prior offerings of those companies;

* our capital structure;

* an assessment of our management;

* general conditions of the securities markets at the time of the offering and other factors as were deemed relevant

However, although these factors were considered, the determination of the offering prices is more arbitrary than the pricing of securities for an established operating company

The value of your share value in DeCryptoFi may depend on its supply and may be affected by how much Stock Compensation is offered in a given year.
* Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-1.
o Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A, this securities offering may be less attractive to purchasers and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, the growth of our financial condition and results of operations may be adversely affected, which may have a material adverse effect on the value of our stock.

* DeCryptoFi may evaluate and consider strategic transactions, combinations, acquisitions, or alliances to enhance its existing business or develop new products and services. These transactions could be material to its financial condition. If we do consummate a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of the transaction.
* Any acquisition will involve risks commonly encountered in business relationships, including:

o difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products, and services of the acquired business.

o inability of the acquired technologies, products, or businesses to achieve expected levels of revenue, profitability, productivity, or other benefits.

o difficulties in retaining, training, motivating, and integrating key personnel.

o diversion of management's time and resources from our normal daily operations.

o difficulties in maintaining uniform standards, controls, procedures, and policies within the combined organizations.

o difficulties in retaining relationships with customers, employees, and suppliers of the acquired business.

o risks of entering markets in which we have no or limited direct prior experience.

o regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business.

o assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability.

o failure to successfully further develop the acquired technology; liability for activities of the acquired business before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities.

o potential disruptions to our ongoing businesses; and

o unexpected costs and unknown risks and liabilities associated with the acquisition.



Risks Related to Regulations

* There are uncertainties related to the regulatory regimes governing the issuance of new publicly traded securities, and as such, new regulations or policies may materially adversely affect the development and value our securities.

* Any future regulatory actions applicable to our related activities could severely impact our operations and the value of DeCryptoFi. Accordingly, DeCryptoFi may need to restructure operations significantly to comply with any new regulation or guidance. These efforts could be costly and could involve fundamentally changing core portions of our business operations and in turn negatively affect the value of our securities. On the other hand, failure to restructure for compliance adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires DeCryptoFi to spend significant time and effort, which would pull the Company's attention away from the core of its business and potentially deplete our resources. It could also result in negative publicity.

* New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may adversely impact securities, including with respect to their value, their liquidity, the ability of purchasers to access marketplaces or exchanges on which to trade the security, and the structure, rights and transferability of the security.

Transfer Agent and Registrar

       The Company will act as registrar and maintain the Company's share register. As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we determine its necessary or we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. DeCryptoFi maintains its position that the Company and its software are not required to register as transfer agents, both because the Company's securities s are not currently securities required to be registered under Section 12 of the Exchange Act, and because none of the activities DeCryptoFi and its software are involved in are described in the definition of a transfer agent. In addition, to the extent that certain activities that meet the definition of a transfer agent are performed automatically by our software, our software is not a "person" that would be required to register.



TERMS OF THIS OFFERING



       Securities being offered
             by Company 	       DeCryptoFi is authorized to
issue 500,000,000 shares. We will be
 offering only one class of common stock. 25,000,000 shares will
be        offered through our initial public offering. The
Company will also be offering up to 125,000,000 shares as stock for non-cash consideration in exchange for certain goods and services. Please see the section, Stock Compensation Plan for additional information.

Reserved Funds                                           The
Company will keep 50,000,000 shares in reserve for future issuance and to enhance the growth of the Company and/or for reasons that the Company believes are in the best interests of its shareholders. The CEO of the Company owns 300,000,000 shares subject to a lock-up period of 180 days, which shall commence 2 days after the Commission approves this offering.

Best Efforts Offering                                    There
is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering. If all the Offering Shares are sold in the offering, we will have the option to sell up to 50 million additional newly issued shares in the offering in our discretion ("Additional Shares").

Lock-up Agreement
Insider(s) of the company have entered into an agreement with
the   Company pursuant to which he has agreed to not sell,
transfer or otherwise dispose of any Company Securities for an initial period of 180 days which shall begin two days after the Commission's approval of this circular.


Payment for Common stock   	After the qualification by the SEC
of the offering statement of which this        offering circular
is a part, investors will create a profile on DeCryptoFi's online platform which has been engineered to seamlessly accept investment online, including verifying investor identities, performing anti-money laundering checks on investors, facilitating investment document execution, funds transfer and regulatory compliance. by credit card if and to the extent we can establish and maintain relationships with licensed currency exchange services providers and or payment processing entities to facilitate such transactions and provided, Subscriber acknowledges that he or she will incur additional processing fees, depending on Subscriber's payment method. The Company is equipped to accept payment from the payment processor, Braintree. Braintree's fee structure is 2.9% + $.30 per transaction. There is also a 1% fee applied when the Subscriber's credit card is issued outside the United States, and a $15.00 fee when someone initiates a chargeback through the Subscriber's credit card. For ACH payments, Braintree charges a ..75% per transaction fee, capped at a maximum of $5.00. Subscriber understands that he or she shall incur the cost(s) of these fees. Lastly, DeCryptoFi reserves the right to use other payment processors in the future or do direct exchanges for other assets or securities. further, we are able to do so in accordance with FINRA and SEC guidelines. On each closing date, the funds in the account will be released to us and the associated shares will be issued to the investors in this Offering. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail via a check in U.S. dollars or through the payment method received.

Stock Compensation Plan               	We are offering up to
125,000,000 shares of stock through our Stock Compensation Plan. For non-cash consideration, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of all non-cash consideration will be reasonable at the time made.

Voting Rights	Each holder of the Company's Common Stock is
entitled to one vote for each share on all matters submitted to a vote of the shareholder, except as provided by law or by the other provisions of the Certificate of Incorporation.
Lock-up agreements with our compan
Dividends	We do not intend to pay any dividends currently. The
payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition as well as the limitations on dividends and distributions that exist under the laws and regulations of the State of Virginia and will be within the discretion of the Company. It is the present intention of the Company to retain all earnings, if any, for use in our business operations and accordingly, the Company does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

List of securities and proposed symbols         Prior to this
offering, there have been no public market for our common stock. We currently do not meet the financial listing requirements to be listed on a national securities exchange. Once the Company reaches the applicable thresholds, the Company intends to register with one or more registered securities exchanges.



USE OF PROCEEDS

       We estimate that the net cash proceeds to us from the sale of the company stock offering in this offering will be $15 million, minus any offering expenses and other fixed costs.

       We intend to use the proceeds of this offering, net of any federal and state income taxes for working capital and other general corporate purposes general operations and cash reserves, including but not limited to payment of salaries (including those of directors and officers) and hiring employees and consultants. We also intend to use the proceeds of this offering for research and development, specifically for continued development in ways to enhance our software and our platform, and for hiring costs and payment of salaries that are allocated to research and development, as well as for marketing and education, which includes organizing and hosting educational and developer events.

       In addition, we intend to use our proceeds for the following:

a. financing production and associated development and operating costs and expenses for our software.

b. working capital and general corporate purposes.

DeCryptoFi reserves the right to alter the use of proceeds in this offering.



  DESCRIPTION OF BUSINESS

       DeCryptoFi's main goal is to make the public and private offering process of raising capital easier for small and midsized businesses to achieve. Our top priority is to aid and facilitate with the complexities in the alternative space of capital raising. Many companies, even if aware of these alternative methods of capital raising, simply lack the legal and finance team dedicated in ensuring that all regulatory and audit requirements are satisfied. Without the proper personnel, small to medium sized businesses cannot devote the time to raising capital while simultaneously running their business. If these business owners wish to outsource these functions, it can drastically affect the company's bottom line.

       Our goal is to tap into this market and assist small and medium size companies that want to pursue a public offering or an alternative acceptable private offering and properly navigating through the confounding but necessary SEC regulations. . The techniques that DeCryptoFi has developed will assist companies with identifying options for raising capital that make sense given their current business circumstances. Companies interested in raising capital will be able to use our portal and software allowing us to assist them in the various options available to them to raise capital that they otherwise may not have known exist or to have been possible. In addition, DeCryptoFi seeks to be able to automate the initial and ongoing required regulatory filings (depending on the type of offering a user chooses) on the customers behalf. Lastly, DeCrytpoFi seeks to be able to facilitate and automate the necessary documentation that companies are required to provide its investors. In this day and age where investor protection, preservation of personal identifying information, and complete transparency with respect to businesses is paramount, our goal is to assist companies with this evolving landscape. Further, as the importance of combating money-laundering continues to be a top priority for all institutions, DeCryptoFi will facilitate and assist with the compliance of Anti-Money Laundering ("AML") regulations. The language on page 18 in our circular now reads, in part, "Our goal is to tap into this market and assist small and medium size companies that want to pursue a public offering or an alternative acceptable private offering and properly navigating through the confounding but necessary SEC regulations. Our techniques will allow small and mid-sized companies to better understand the initial and ongoing regulatory filings with respect to the public and private offering processes. Our main goal can be summed up in one word... simplification. We strive to make the overlooked alternative methods of raising capital easy to achieve, easier to comprehend, and for many aspects of the process, completely automated. The SEC has long struggled with how to assist small and medium size businesses get access to the public market; we are here to help! As an early-stage financial technology company, we have created techniques and processes which will allow small and mid-sized companies to fully understand the complexities surrounding initial public offerings, private placement offerings, and other exempt offerings. Our focus is on companies that seek alternatives to the issuance of bank loans in order to raise capital. Our company allows for the automation of various Self-Regulatory Organizations (SRO) initial and ongoing regulatory reporting and filings and assists companies that lack the relevant expertise and/or personnel to stay up to date with relevant compliance obligations as well as the need for the proper investor disclosures, privacy notifications, and Anti-Money Laundering (AML) regulations. DeCryptoFi has the capability to track various asset classes and automate investor documentation, such as proxy statements, dividend payments, and GDPR notifications.

       Users working with DeCryptoFi will better understand the user's business and what attainable capital raising methods the user may be overlooking. Topics for information sharing will include, but are not limited to, how much capital the company seeks to raise, who the company's target investors will be, current and past revenue, profitability, growth rate, what its organizational structure is like, etc. In turn, businesses will be able to streamline the structuring of a potential business capitalization and the regulatory safeguards associated with these capital raising options. Once a business owner fully comprehends the types of offerings available and decides which to pursue, DeCryptoFi's will assist in automating filings and much more."

       We aim to assist with initial public offerings ("IPO"), initial public debt offerings ("IPDO"), private offerings, and private debt offerings. We believe that average business owners are not even aware of the ability for tapping public and private markets simply through debt offerings and the potential advantages associated with it. Staging an IPO is also a very time-consuming and expensive process. The registration process can be quite complex and requires the company to disclose a variety of information to potential investors. In addition, the IPO process can take as little as six months or as long as two years, during which time management's attention is distracted away from day-to-day operations. It can also conservatively cost a company between $50,000 and $250,000 in underwriting fees, legal and accounting expenses, and printing costs.


       DeCryptoFi's software will allow companies the ability to streamline and automate SEC filings, quarterly and annual reports, dividend payments, privacy notifications, General Data Protection Regulations ("GDPR"), Anti-Money laundering provisions, and the Trust Indenture Act regulations. By giving our customers the ability to systematize these processes, the regulatory landscape will be satisfied, thereby alleviating some of these hurdles and giving them the opportunity to focus on running their business.
       DeCryptoFi has not filed for any bankruptcy receivership, or similar proceedings, nor is DeCryptoFi currently subject to, or has been subject to, any legal proceedings material to the business or its financial condition. There is no material litigation, arbitration or governmental proceeding currently pending against us, or any of our officers or in their capacity acting as such and neither we, nor our officers have been subject to any such proceedings in the 12 months preceding the date of this preliminary offering circular.

Trademarks and Copyrights
       We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties' trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their (c), (r) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

DeCryptoFi Platform

    We will operate an online platform, where investors can manage their accounts and purchase shares of our company. Prospective investors will create a public address (username) and private key (password) and indicate agreement to our terms and conditions and privacy policy. DeCryptoFi's platform provides the ability for investors to login to their accounts and view the total number of shares that they own at a given time. The platform has the ability for investors to send shares to other investors but does not offer the ability to price, sell, or purchase shares. This is for the sole purpose of DeCryptoFi to keep track of investors that own its stock. Pricing, selling, or purchasing shares must be done outside the platform, person to person, or through a registered exchange once DeCryptoFi is listed in the future.
* Available Online Directly from Us. Investors must purchase shares of our stock directly from us.

* No Minimum Investment. Investors will be able to build ownership over time by making purchases as low as the initial offering price.


DESCRIPTION OF DECRYPTOFI'S COMMON STOCK

       GENERAL
       DeCryptoFi has a total of 500,000,000 authorized shares of common stock, with a par value $.0001. As of the date of this offering circular, 300,000,000 shares of the Company's common stock are outstanding.

           VOTING RIGHTS
       As DeCryptoFi's business expands, it is the intention of the Company to grant voting rights to Company shareholders.
Shareholders would be entitled to one vote per share.

            NO PREEMPTIVE OR SIMILAR RIGHTS
       Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.


               MERGER OR CONSOLODATION
       In the case of any distribution or payment in respect of the Company's common stock upon any potential consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the Company's shareholders.





























 REGULATORY CONSIDERATIONS

       Below is a summary of certain current areas of government regulation that apply to our business and potential regulatory issues of which we are aware. As discussed below, we generally believe that our business and the offering discussed in this offering circular are compliant with these regulations, but in certain cases there may be uncertainty related to that conclusion.

Government Regulations

       The regulatory treatment of securities offerings is uncertain in many ways. In part, this uncertainty results from the need for regulators to apply existing law to a new and evolving set of technologies and assets. We anticipate that regulation will evolve as various state, federal and international government agencies take greater interest in regulation of newly issued securities, especially with the recent enactment of Regulation Best Interest ("Reg BI"), and the current Dodd Frank provisions. We anticipate new regulations to be established, at which point, if applicable to DeCryptoFi's business model, we will take all necessary steps to ensure we are compliant. In addition, various legislative and executive bodies in the United States and in other countries may adopt new laws, regulations, or guidance, or take other actions in the future.

       Any future regulatory actions applicable to DeCryptoFi and our related activities could severely impact our operations and the value of our securities. We may need to restructure operations significantly to comply with any new regulation or guidance. Failure to do so adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires us to spend significant time and effort, which would pull our attention away from the core of our business and potentially deplete our resources. It could also result in negative publicity. Regulatory change could even potentially result in certain aspects of our operations being viewed as impermissible, which could result in a need for us to dramatically alter or cease activities

Securities Act Considerations

       Typically, offerings of securities in the U.S. are required to register under the Securities Act with the SEC and, in compliance with state law, with applicable state regulators (blue sky regulations). Our current offering relies on an exemption from federal registration under the Securities Act provided by Regulation A, which also provides for preemption of state registration requirements, but which also currently limits issuances by a single issuer to offerings of no more than $50,000,000 each year. We have also taken the position that the commercial uses of our stock, including transfers between owners, do not require registration or an exemption from registration under state securities laws.
       If in subsequent years after our initial filing we find that our ability to issue additional shares would exceed the $50m threshold provided by Reg A Tier 2, we recognize that we may need to fully register our securities with the SEC and/or to register our shares of stock with one or more U.S. state securities regulators.

Exchange Act Considerations

       Registration as Transfer Agents.
       Under the Exchange Act, a transfer agent is a person who engages, with respect to securities registered under Section 12 of the Exchange Act, in (a) countersigning issued securities,
(b) monitoring issued securities, with the goal of preventing unauthorized issuances, (c) registering transfers of issued securities, (d) exchanging or converting issued securities, or
(e) transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. Transfer agents are typically required to register with the SEC under the Exchange Act. Because our distributed software will record the owner of our stock, and/or the debt of clients we potentially assist in going public that may not be listed on an exchange at the time of going public, we could be viewed as engaging in these types of activities.
       We have taken the position that DeCryptoFi, and anyone operating its software should not be required to register as a transfer agent because direct sale of stock from seller to buyer without an exchange or marketplace is not captured or described in the definition of a transfer agent, nor is such action directly facilitated by DeCryptoFi. Further, we believe that DeCryptoFi's software and its software operators are not required to register as transfer agents. Software Operators are paid resources of DeCryptoFi via the Work Compensation Plan and as such are not independent entities. They hold no autonomy to make decisions, prioritize transactions, impose fees, or facilitate a marketplace. Our software operators solely record transactions on behalf of DeCryptoFi so that the company may have an accurate account of its investors and any transactions they make. Each proposed transaction involving DeCryptoFi's securities will be individually negotiated and implemented. The Company recognizes that in the foreseeable future, the Company may be required to list its securities on a registered exchange and utilize registered transfer agents, at which point the Company will take all reasonable steps to remain compliant with all applicable laws.,

       It is possible that the SEC or another regulator would disagree with our position. If so, we, or anyone running our software could be forced to register as a transfer agent and comply with applicable law, which could lead to significant costs to DeCryptoFi and could force DeCryptoFi to change or cease its operations. It could also lead to considerable uncertainty as to how we would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to our business model. Any of these developments would decrease the value of the stock sold in this offering.

Registration as Clearing Agency

       Also under the Exchange Act, a clearing agency is any person who (a) acts as an intermediary in making payments or deliveries, or both, in connection with transactions in securities; (b) provides facilities for comparison of data respecting the terms of settlement of securities transactions, to reduce the number of settlements of securities transactions, or for the allocation of securities settlement responsibilities;
(c) acts as a custodian of securities in connection with a system for the central handling of securities whereby all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred, loaned, or pledged by bookkeeping entry without physical delivery of securities certificates; or (d) otherwise permits or facilitates the settlement of securities transactions or the hypothecation or lending of securities without physical delivery of securities certificates. A clearing agency does not include any person solely by reason of performing a transfer agent function, specifically transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. Clearing agencies are generally required to register with the SEC and comply with applicable regulation. Because DeCryptoFi, or anyone operating our software will be involved in recording transfers in the stock, they could be viewed as engaging in these types of activities.

       We have taken the position that DeCryptoFi, and anyone operating its software are not clearing agencies under the Exchange Act because the types of activities they engage in are not those described in the definition of a clearing agency. To the extent that transfers are recorded by our software, the software is not a "person" that would be required to register.

       It is possible that the SEC or another regulator would disagree with our position. If so, we, or anyone running our software could be forced to register as a clearing agency and comply with applicable law, which could lead to significant costs to DeCryptoFi and could force DeCryptoFi to change or cease its operations. It could also lead to considerable uncertainty as to how we would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to our business model. Any of these developments would decrease the value of the stock sold in this offering.

Registration as an Exchange or ATS

       Rule 240.3b16 of the Exchange Act requires registration for any organization, association, or group of persons who maintain or provide "a marketplace or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange if such organization, association, or group of persons:
     (1) Brings together the orders for securities of multiple buyers and sellers; and
       (2) Uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.
Entities that are engaged as "exchanges" or "ATS" with respect to securities are subject to federal registration and significant regulatory oversight by the SEC and FINRA. Exchanges and ATSs are generally networks that constitute, maintain, or provide a marketplace or facilities for bringing together the orders of multiple purchasers and multiple sellers of securities. A system "brings together" orders if it displays trading interests entered on the system to users (e.g., through consolidated quote screens) or receives orders for processing and execution. This does not include systems that have only one seller for each security (e.g., the issuer), even if there are multiple buyers.

       We have taken the position that DeCryptoFi's platform and its software is not viewed as an exchange or an ATS because neither will "bring together" anyone by sorting or organizing orders in the Company's securities in a consolidated way or by receiving orders for processing and execution of transactions in the Company's shares. Rather, each proposed transaction involving DeCryptoFi's stock will be individually negotiated and implemented without DeCryptoFi's involvement. DeCryptoFi's software will maintain a list of shareholders to ensure the company knows whom to send shareholder notifications required under the SEC. It is possible that the SEC or another regulator would disagree with our position. If so, we could be forced to register the platform and/or our software as an exchange or ATS and comply with applicable law, which could lead to significant costs to DeCryptoFi and could force it to change or cease its operations. Any of these developments could decrease the value of the securities sold in this offering.


Registration as a Broker-Dealer

       Under the Exchange Act, a "broker" is a person engaged in the business of effecting transactions in securities for the account of others. We believe that our software operators do not fit under this definition and we have updated our disclosure language on page 23 to reflect the basis for this conclusion. Our disclosure now reads, in part: "[O]ur software is responsible for recording shareholder information so that DeCryptoFi has an accurate list of current shareholders at any point in time. It does not and is not capable of operate as a broker - buying and selling securities for its own account or on behalf of any customer. It is also not capable of acting as a deal and executing orders on behalf of any client which it has none. This does not change regardless of whom a Software Operator may be. As such operators should not be considered broker-dealers, because they do not buy or sell a security on anyone's behalf, they simply operate our software that is responsible for keeping an up-to-date list of security owners on behalf of DeCrytpoFi in order for the company to facilitate its regulatory compliance. Payment amounts made through DeCryptoFi's Work Compensation Plan are preset, do not fluctuate from a predetermined amount and are not transaction-based compensation. As such, it is DeCryptoFi's view that recording shareholder information on behalf of the company does not constitute a broker dealer.
       Further, the Company has given weight to Rule 3a4-1, "Associated Persons of an Issuer Deemed Not to be Brokers" and believe that the Company's software operators are not associated persons of DeCryptoFi. According to Exchange Act Rule 3a4-1(c)(1), the term associated person of an issuer means any natural person who is a partner, officer, director, or employee of the issuer. The Rule 3a4-1 Safe Harbor applies to our software operators, as they are not subject to any statutory disqualification; they are not compensated in connection with the sale of DeCryptoFi's securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities; and they are not an associated person of a broker or dealer at the time of the sale. In addition, the role of the software operators are passive in nature, and are in essence, simply performing ministerial and clerical work involved in effecting a securities transaction.

       It is possible that the SEC or another regulator would disagree with our position. If so, DeCryptoFi or its software operators could be forced to register as broker-dealers and comply with applicable law. This would disrupt our business significantly, perhaps making it prohibitive to operate, and would likely lead to a decrease or complete loss in the value of the Stock.

Reporting Company Considerations

       Under Regulation A, we will have limited ongoing reporting obligations to investors relative to the obligations of companies that are "reporting companies" for purposes of the Exchange Act. The exemption that allows this lighter reporting, however, is in part dependent on the use of a transfer agent with respect to a company's securities. We do not intend to engage a transfer agent with respect to our securities, in part because the types of activities a transfer agent would normally engage in are performed automatically by our software. As a result, as a practical matter, we also do not think we would be able to comply with the transfer agent requirement, and we do not think it applies to or would provide additional investor protections for this offering.

       It is possible that a regulator would disagree with this position and, as a result, require us to file the full set of reports required of a reporting company. If so, we would need to spend considerable additional time and effort to provide the required reports. This could have a material adverse effect on our operations, which in turn could affect the value of our Company stock.




Retired Stock

We are currently set to retire 2% of the stock every 4 years. The company will not be purchasing the 2% stock being retired every 4 years after our initial offering but will be charging a flat fee per transaction not to exceed 20 shares of stock (with a value of $2.00 at offering) per transfer between a stock seller and stock buyer for recording the transaction. This fee/stock will be retired immediately and automatically at the time of the transaction. DeCryptoFi will follow Accounting for Stock BuyBack and Retirement (ASC 505-30-30-8) which reads in part, 30-8 When a corporation's stock is retired, or repurchased for constructive retirement (with or without an intention to retire the stock formally in accordance with applicable laws), an excess of repurchase price over par or stated value may be allocated between additional paid-in capital and retained earnings. Alternatively, the excess may be charged entirely to retained earnings in recognition of the fact that a corporation can always capitalize or allocate retained earnings for such purposes. If a portion of the excess is allocated to additional paid-in capital, it shall be limited to the sum of both of the following:
a. All additional paid-in capital arising from previous retirements and net gains on sales of treasury stock of the same issue
b. The pro rata portion of additional paid-in capital, voluntary transfers of retained earnings, capitalization of stock dividends, and so forth, on the same issue. For this purpose, any remaining additional paid-in capital applicable to issues fully retired (formal or constructive) is deemed to be applicable pro rata to shares of common stock.
It is possible that a regulator would disagree with this position. If so, we may be required to significantly restructure the transactions, which could lead to significant costs to the Company and could force it to change or cease the operations. This would result in a loss or decrease in value of the Stock.

       Foreign Considerations
       We may also subject to a variety of foreign laws and regulations that involve matters central to our business. These could include, for example, regulations related to user privacy such as the General Data Protection Regulation, potential broker-dealer or exchange activities, data protection, and intellectual property, among others. In certain cases, foreign laws may be more restrictive than those in the U.S. Although we believe we are operating in compliance with the laws of jurisdictions in which DeCryptoFi exists, foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. As a result, we are involved in face an uncertain regulatory landscape in many foreign jurisdictions, including but not limited to the European Union. Other foreign jurisdictions may also adopt laws, regulations or directives that affect the similar types of securities offerings.

       We have adopted policies and procedures designed to comply with the laws that apply to us as we understand them. However, the growth of our business and its expansion outside of the U.S. may increase the potential of violating foreign laws or our own internal policies and procedures. The risk of our Company being found in violation of applicable laws and regulations is further increased by the fact that many of them are open to a variety of interpretations given the absence of formal interpretation by regulatory authorities or the courts.

       Any action brought against us by a foreign regulator or in a private action based on foreign law could cause us to incur significant legal expenses and divert our management's attention from the operation of the business. If our operations are found to be in violation of any laws and regulations, we may be subject to penalties associated with the violation, including civil and criminal penalties, damages and fines; we could be required to refund payments received by us; and we could be required to curtail or cease operations. Any of these consequences could seriously harm our business and financial results. In addition, existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase operating costs, require significant management time and attention, and subject us to claims or other remedies, including fines or demands that we modify or cease existing business practices.

       Any applicable foreign laws, regulations or directives may also conflict with those of the United States. The effect of any future regulatory change is impossible to predict, but any change could be substantial and materially adverse to the adoption and value of the securities and our operations.


CHANNELS FOR DISCLOSURE OF INFORMATION AND PLAN OF DISTRIBUTION

       Upon the Commission's qualification, this offering circular shall be an initial offering for 25,000,000 shares of our common stock. We will have the option to sell up to 50,000,000 Additional Shares which are currently authorized but unissued, should all of the Offering Shares be sold in the offering. There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering.
       The offering price of the Offering Shares was determined by the Company. This determination was done without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Accordingly, the offering price may not be indicative of any amounts you might receive should you seek to sell your shares or should there be a liquidation of our company. In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our Company after the completion of the offering.
       We may decide to close the offering early or cancel it, in our sole discretion. If we extend the offering, we will provide that information in an amendment to this offering circular. If we close the offering early or cancel it, we may do so without notice to you, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction.
       Investors, the media and others should note that, following the completion of this offering, we intend to announce material information to the public regarding DeCryptoFi through filings with the SEC, DeCryptoFi's corporate blog at DeCryptoFi.com/blog, DeCryptoFi's mailing list which is available for sign-up at DeCryptoFi.com press releases, public conference calls and webcasts. We also intend to announce information regarding DeCryptoFi and its business, operating results, financial condition and other matters through our Twitter account, which can be accessed at https://twitter.com/DeCryptoFi.

       Investors should monitor our website and the above social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts. The social media channels that DeCryptoFi intends to use as a means of disclosing the information described above may be updated from time to time.

       This offering circular will be furnished to prospective investors via electronic PDF format before or at the time of all written offers and will be available for viewing and download on the DeCryptoFi website, as well as on the SEC's website at www.sec.gov.

       PROCEDURES FOR SUBSCRIBING
       Shares pursuant to this offering circular will be offered only through DeCryptoFi's website at https://www.DeCryptoFi.com and, if the Company chooses so, through management-approved third-party platform partners, which partners will be registered investment advisers or broker-dealers and may, by virtue of their registration status, be deemed to be underwriters. As of the date of this offering circular, we do not have, nor do we intend, to develop relationships with any third-party platform partners.
       We are offering our stock for cash through our website www.DeCryptoFi.com where potential investors in the offering will be able to review an electronic version of this offering circular and execute a subscription agreement, attached herein as Exhibit 1.1 in part III of this offering, as of the commencement of this offering. In order to subscribe to purchase DeCryptoFi stock, a prospective investor will be required to electronically complete, sign, and deliver an executed subscription agreement. Once submitted, an investor's subscription is irrevocable, except for limited exceptions, such as if the investor's subscription is only partially accepted, in which case within 20 days of the investor having been provided notice of this fact.
       There is no minimum number of shares of stock that we must sell in order to conduct a closing in this offering. Payment for stock sold through the cash offering will be accepted on a rolling basis during the term of the cash offering.

          We may decide to cancel the offering entirely, in our sole discretion. If we cancel the Offering, we may do so without notice to you, although if we cancel the Offering, all funds that may have been provided by any investors will be promptly returned without interest or deduction.


       STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS
       Our shares of Common stock are being offered and sold only to "qualified purchasers" (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law "Blue Sky" review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A shares offered hereby are offered and sold only to "qualified purchasers" or at a time when our Class A shares are listed on a national securities exchange. "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.
    To determine whether a potential investor is an "accredited investor" for purposes of satisfying one of the tests in the "qualified purchaser" definition, the investor must be a natural person who has:

1. The individual must have a net worth greater than $1 million, either individually or jointly with the individual's spouse. Except for the special provisions described below, individuals should include all their assets and all of their liabilities in calculating net worth, excluding the value of their primary residence; or

2. persons who had an income of at least $200,000 in each of the two most recent years (or $300,000 together with their spouse) and have a reasonable expectation of reaching the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.
       For purposes of determining whether a potential investor is a "qualified purchaser," annual income and net worth should be calculated as provided in the "accredited investor" definition under Rule 501 of Regulation D. Net worth in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles.




























DILUTION

       Dilution refers to the reduction in value, control, or earnings of the shares the investor owns.

       IMMEDIATE DILUTION

       An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their "sweat equity" into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

       The Company acknowledges that the dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.


       The following table summarizes the differences between the total consideration and the weighted-average price per share paid by, on the one hand, officers, directors, promoters and affiliates of DeCryptoFi who have acquired shares prior to the date of this offering circular and, on the other hand, investors participating in this offering, before deducting estimated offering expenses, assuming that the maximum number of shares are sold at the $0.10 per share price. The table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders, giving effect to full conversion of all outstanding stock options. The schedule presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the company's insiders:


SHARES PURCHASED
TOTAL CONSIDERATION
TOTAL WEIGHTED AVG PRICE PER SHARE
Existing shareholders before this offering2
300,000,000
$0
..000000
Public Sale
25,000,000
$2,500,000
0.1000
Stock Compensation Plan
125,000,000
$12,500,000
0.1000
Total Investors Participating in this Offering
150,000,000
$15,000,000
0.10003
Shares in Reserve
50,000,000
$5,000,000
..10004



       FUTURE DILUTION

       Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor's stake in a company could be diluted due to the company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the company's employees or marketing partners. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (i.e., convertible bonds, preferred shares or warrants) into stock.

       If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most development stage companies do not pay dividends for some time).

       The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):


?
 In June 2014, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.


?
 In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company, but her stake is worth $200,000.


?
 In June 2015, the company has run into serious problems, and in order to stay afloat, it raises $1 million at a valuation of only $2 million (the "down round"). Jane now owns only 0.89% of the company, and her stake is worth only $26,660.

       If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it's important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share. In some cases, dilution can also completely wipe out the value of investments made by early investors, without any person being at fault. Investors should understand how dilution works and the availability of anti-dilution protection.

DeCryptoFi is committed to zero new share issuance outside of the 500,000,000 shares in existence today.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

       Impact of COVID-19

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this offering circular. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this offering circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

       In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the U.S and other countries. As a result, Company franchisees have temporarily closed some retail locations, reduced or modified store operating hours, adopted a "to-go" only operating model, or implemented a combination of these actions. These actions have reduced consumer traffic, resulting in a negative impact to Company revenues. While the disruption to our business from the COVID-19 pandemic is currently expected to be temporary, there is a great deal of uncertainty around the severity and duration of the disruption, and also the longer-term effects on our business and economic growth and consumer demand in the U.S. and worldwide.

       The effects of COVID-19 may continue to materially adversely affect our business, results of operations and liquidity, particularly if these effects continue in place for a significant amount of time. As additional information becomes available regarding the potential impact and the duration of the negative financial effects of the current pandemic, the Company may determine that an impairment adjustment to the recorded value of trademarks, goodwill and other intangible assets may be necessary.

Effects of COVID-19 on Liquidity and Operations

       While the Company expects COVID-19 to negatively impact its business, results of operations and financial position, the full financial impact cannot be reasonably estimated at this time. The Company currently believes that its working capital combined with our disciplined management of the Company' operating expenses, will be sufficient to meet our current liquidity needs. However, COVID-19 pandemic events will continue to evolve over time and the negative effects on the operations of our franchisees could prove to be worse than we currently estimate.

Business Overview and Outlook

       Decentralized Crypto Financial Inc. uses proprietary software to assist small and medium sized companies in determining the best approach to raising capital. The Company will utilize software operators in a 1099 capacity to further assist with automating the navigation of public and private offerings, as well as the applicable regulatory and compliance components for the Company's prospective clients. These software operators will be compensated via the Stock Compensation Plan, and although they will not be employees of DeCryptoFi, any and all rules and regulations applied to DeCryptoFi shall directly apply to our software operators to the same extent the applicable rules and regulations apply to DeCryptoFi itself.

	We do not anticipate any change to our operations if 25%, 50%, 75% or 100% of our offering is sold. The Company believes that it has the necessary foundation and key components to fully maintain its operations until 100% of the offering is sold. Further, the proceeds from the initial offering will satisfy the Company's cash requirements and as such, there will be no need to raise additional funds within the first six (6) months that the Offering becomes qualified.

Trends and Key Factors Affecting Our Performance

      Investment in Long-Term Growth.

       The core elements of the Company's growth strategy include acquiring new customers, broadening distribution capabilities, enhancing data and software functionality, and expanding product offerings. The Company plans to continue to invest significant resources to accomplish these goals, and the Company anticipates that its operating expenses will continue to increase for the foreseeable future, particularly sales and marketing and technology expenses. These investments are intended to contribute to long-term growth, but they may affect near-term profitability.

Originations.
       The Company's future growth will continue to depend, in part, on attracting additional investors as well as additional companies wanting to utilize our software. The Company plans to increase its sales and marketing spending and seek to attract these investors and companies. We expect to rely on strategic partners, affinity networks, social media, and conference and speaking events for investor growth. The Company expects there to be a consistent need of undercapitalized companies seeking capital raising alternatives. The extent to which the Company can satisfy this ongoing demand will be an important factor in its continued revenue growth.

       Use of GAAP Financial Measures

       DeCryptoFi's management's discussion and analysis of DeCryptoFi's financial condition and results of operations is based on its financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires DeCryptoFi to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated, and expenses incurred during the reporting periods. DeCryptoFi's estimates are based on its comparable and on various other factors that DeCryptoFi believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Due to the fact that DeCryptoFi was not formed until August 2020 DeCryptoFi believes that the accounting policies discussed may be of little use to understanding DeCryptoFi historical and future performance, as these policies relate to the more significant areas involving management's judgments and estimates.

       When we prepare our consolidated financial statements in conformity with GAAP, we must make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during each reporting period. Our estimates may include those related to revenue recognition, accounts receivable allowances, intangible assets, share-based compensation expense, income taxes and programming costs. Actual results included in this offering circular, and in future financial results, could differ from the original estimates.

       Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that DeCryptoFi determines are within the scope of ASC 606, the following five steps are performed:

a. Identify the contract(s) with a customer.

b. Identify the performance obligations in the contract.

c. Determine the transaction price.
d. Allocate the transaction price to the performance obligations in the contract; and

e. Recognize revenue when (or as) DeCryptoFi satisfies a performance obligation




DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
       As of October 2020, the Company has one executive officer, CEO Nick Scherling. Mr. Scherling is not represented by a labor union or covered under a collective bargaining agreement.

NAME
POSITION
AGE
TERM OF OFFICE
Nicholas Scherling*
CEO
38?	37
August 2020


*Nicholas Scherling. Mr. Scherling has more than 20 years of technology expertise at senior levels serving in the Intelligence Community, DoD, and industry. Mr. Scherling served in leadership and technical roles in Booz Allen Hamilton, General Dynamics, Electronic Warfare Associates, MLT Vacations, and the Air National Guard. Although DeCryptoFi is a newly organized C-Corp, Mr. Scherling has been developing the systemic and automated technology for a substantial period of time prior to officially having his company qualified by the Commission.



COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.
Summary compensation table
	The following table summarizes the compensation of the
highest paid person, the CEO, during the year ended December 31,
2019.
Name
Capacity in which compensation was received
Cash Compensation ($)
Other Compensation ($)
Total Compensation ($)
Nicholas Scherling5
Chief Executive officer
$0.00
$0.00
$0.00

Authorized Shares. A total of 50,000,000 shares of our corporate common stock are reserved for issuance as the Company sees fit. Upon qualification, if the Company determines that issuing these shares will neither its shareholders nor increase the value of the Company, then the Company may determine that such shares shall be available for future grant or sale. As the Company continues grow and better understand its strengths and weaknesses, the Company may decide to adopt a formalized incentive plan, which will then outline the specifications that must be met. Currently, there is no such plan in place, nor is there any intention to memorialize any such plan.

Stock Options. Upon qualification, the Company may determine, at a later date, that it wishes to compensate its employees in the form of stock options. While no such plan is currently in place, if the Company does decide to implement a stock option plan, certain guidelines must be followed: The term of an incentives stock option may not exceed 10 years; the stock option strike price shall be equal to its fair market value of the Company's stock on the day the option is granted except that with respect to incentive stock options granted to any participant who owns more than 10% of the voting power of outstanding stock, the exercise price must generally equal at least 110% of the fair market value on the grant date and the term must not exceed five years. The Company will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the Company, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Unless otherwise provided for by the Company, if termination is due to death or disability, the option will remain exercisable for 12 months and in all other cases, the option will generally remain exercisable for three months following the termination of service. These are simply guidelines and the Company may amend some or all of these guidelines if the company introduces an incentivized stock option plan.

Code of Ethics. Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our respective executive officers, directors, and employees. The code of ethics will codify the business and ethical principles that govern all aspects of our business.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
       The following table sets forth information regarding the beneficial ownership of our shares of our common stock as of the date of this offering circular. Since DeCryptoFi will only be offering only one class of stock, and since our insider is subject to a predetermined lock-up period, there is no need to adjust to reflect the sale of all of the Shares offered by this preliminary offering circular (assuming none of the individuals listed purchase shares in this offering), by:

1. each person known by us to be the beneficial owner of more than 5% of our outstanding shares.

2. each of our executive officers and directors; and

3. all our executive officers and directors as a group.
       Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Additionally, except as otherwise indicated, beneficial ownership reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

Shares Beneficially Owned Prior to Offering
Shares Beneficially Owned After Offering

Name and address of                                            %
of Total Voting                                          % of
Total Voting
Beneficial Owner6___           Shares          %          Prior
to Offering       Shares        %                  After
Offering

Nicholas Scherling                300M          100%
100%              300M         60%                   66.67%



SHARES ELIGIBLE FOR FUTURE SALE

       Rule 144
       A person who has beneficially owned restricted shares of common stock, for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the subject company at the time of, or at any time during the three months preceding, a sale and (ii) the subject company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are an affiliate of the subject company at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions under which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

a. 1% of the number of shares of our common stock then outstanding, and

b. if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

________________________________________________________________
__________



DECENTRALIZED CRYPTO FINANCIAL INC.

Consolidated Financial Statements
2020
FINANCIAL INFORMATION SECTION
Decentralized Crypto Financial Inc.
INDEX TO FINANCIAL STATEMENTS
For the Fiscal Year Ending August 31, 2020

Page Number


 Independent Auditors Report	F-2

 Consolidated Balance Sheets as of August 31, 2020	F-3

 Consolidated Statements of Operations for the Fiscal Year
Ending August 31, 2020	F-4

 Consolidated Statements of Changes in Stockholders'
Equity/Members' Deficiency for the Year Ending August 31, 2020
	F-5

 Consolidated Statements of Cash Flows for the Year Ending
August 31, 2020	F-6

 Notes to Consolidated Financial Statements	     F-8

INDEPENDENT AUDITOR'S REPORT


INDEPENDENT AUDITORS' REPORT

Board of Directors
Decentralized Crypto Financial Inc.
Chantilly, Virginia

We have audited the accompanying consolidated financial statements of Decentralized Crypto Financial Inc., which comprise the balance sheets as of August 31, 2020 and the related consolidated statements of income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS' RESPONSIBILITY
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Decentralized Crypto Financial Inc. as of August 31, 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

- Chesapeake Financial Corp
Centreville, VA
Saturday, December 5, 2020


DECENTRALIZED CRYPTO FINIANCIAL INC.
BALANCE SHEETS
As of August 31, 2020

	2020

ASSETS
Current assets:
Cash and cash equivalents	$	0
Accounts receivable	0
Prepaid expenses	0


Total current assets	0

Property and equipment, net	0

Other assets:
Goodwill, net	0
Investments in equity securities	30,000
Deposits	 	0

Total assets	    $	30,000

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:

Line of credit
$
0
Accounts payable and accrued expenses

0
Accrued payroll and related liabilities

0
Notes payable, current portion

0
Deferred rent and other current liabilities

0
Deferred compensation liability

0

Total current liabilities	0

Notes payable, less current portion	0


Total liabilities	0

Member's equity	30,000


Total liabilities and member's equity	 $	30,000

DECENTRALIZED CRYPTO FINIANCIAL INC.
STATEMENTS OF OPERATIONS
For the period ending August 31, 2020

	2020

Revenue

$
0

Revenue

0

Total revenue


0
Direct cost of revenue
0

Gross profit

0
Indirect costs of revenue Costs
0
not allocable
 	0
Operating income
0

Other income (expense):

Other expense
0
Interest expense
0
Other income
 	0
Total other income
 	0
Net income
  $	0


Basic Earnings Per Share			$		0
Diluted Earnings Per Share			$		0














See accompanying notes.


DECENTRALIZED CRYPTO FINIANCIAL INC.
 STATEMENTS OF STOCKHOLDERS' EQUITY
For the period ending August 31, 2020




__Member's Equity__
Balance, August 31, 2020

Common Stock Shares
Amount
Balance as of August 31, 2020
300,000,000
$ 30,000
Stock-based compensation
----
---
Shares issued upon vesting of restricted stock awards
--
--
Exercise of stock options
--
--

Year Ended August 31, 2020






See accompanying notes.


DECENTRALIZED CRYPTO FINIANCIAL INC.
STATEMENTS OF CASH FLOWS
For the period ending August 31, 2020
	2020
Cash flows from operating activities:
Net income	$	0
Adjustments to reconcile net income to net cash (used in)
provided by operating activities:
Depreciation and amortization	0
Amortization of goodwill	0
Loss on disposal of assets
Gain on investments	0
Deferred rent and other current liabilities	0
Change in:
Accounts receivable	0
Prepaid expenses	0
Deposits
Accounts payable and accrued expenses	0
Accrued payroll and related liabilities	0
Deferred compensation liability	0


Net cash provided by (used in) operating activities	0


Cash flows from investing activities:
Purchase of life insurance policies	0
Proceeds from sale of property and equipment
Purchase of property and equipment	0


Net cash used in investing activities	0


Cash flows from financing activities:
Net borrowings on (repayments on) line of credit
0
Repayments on notes payable
0
Contributions from member
0
Distributions to member


Net cash provided by (used in) financing activities

0

Net change in cash and cash equivalents

0
Cash and cash equivalents, beginning of year
0

Cash and cash equivalents, end of year

  $	0


Supplemental disclosure of cash flow information: Cash paid for interest


  $	0

DECENTRALIZED CRYPTO FINIANCIAL INC.
NOTES TO FINANCIAL STATEMENT
Notes to Consolidated Financial Statements
The accompanying notes are an integral part of this consolidated financial statement.

ORGANIZATION AND NATURE OF BUSINESS
We are an early-stage financial technology company that has created a proprietary software that will allow small and mid-sized companies to fully understand the complexities surrounding initial public offerings and private placement offerings. Our software is geared towards companies that seek alternatives to the issuance of bank loans in order to raise capital. Our company allows for the automation of various Self-Regulatory Organizations (SRO) initial and ongoing regulatory reporting and filings, and assists companies that lack the relevant expertise and/or personnel to be fully compliant with investor disclosure obligations, privacy notifications, Anti-Money laundering regulations, etc. Our proprietary software also has the capability to track various asset classes and automate investor documentation, such as proxy statements, dividend payments, and GDPR notifications.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF PRESENTATION
The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America applied on a basis consistent with that of the preceding years. Outlined below are those policies considered particularly significant.

ESTIMATES
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and may have impact on future periods.
STOCKHOLDERS' EQUITY
Equity Structure
The Company is authorized to issue 500,000,000 shares of common stock, par value $.0001 ("Common Stock"). As of August 31, 2020, the Company has 300,000,000 shares of Common Stock outstanding. A general description of these securities is as follows:

Common Stock
Holders of Common Stock are entitled to one vote per share.

For the fiscal year ending August 31, 2020, the authorized capital of the Company consists of common stock of 500,000,000 shares with 300,000,000 shares issued and outstanding with a $0.0001 par value.

Preferred Stock
The company is not issuing any preferred stocks, warrants, or options with this filing (ASC 505-10). Additionally, there will be no equity-based payments to Non-employees (ASC 505-50).

INCOME TAXES
The Company, with the consent of its stockholders, has elected C corporation status.
EARNINGS PER SHARE (EPS)
The Company adopted calculating basic EPSs (FASB ASC 260) by dividing income available to common stockholders by the weighted average of number of common shares outstanding.










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	PART III- EXHIBITS
Index to Exhibits. *

        Exhibit No.	Description


1.1 Subscription Agreement
1.2 Certificate of Incorporation
1.3 By-laws of Decentralized Crypto Financial Inc.
1.4 Legal Opinion of Michael R. Blackburn, Esq. as to the legality of the securities being qualified
1.5 Certification of Conversion from a Limited Liability Company to a Corporation
1.6 Action of Sole Organizer
1.7 Consent of Chesapeake Financial Corporation
1.8 Draft offering statement previously submitted pursuant to Rule 252(d)




*To be filed separately with SEC



SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chantilly, Virginia, on, October 14th, 2020.

Decentralized Crypto Financial Inc.



By    /s/ Nicholas Scherling____________________*
Nicholas Scherling
Decentralized Crypto Financial Inc.
Date:____________________


       The following persons in the capacities and on the dates indicated have signed this Offering Statement.


By    /s/ Nicholas Scherling_________________________*
Nicholas Scherling
Decentralized Crypto Financial Inc.
       Date:____________________


3 This is a "best efforts" offering. There is no minimum number of shares that must be sold in this offering.
2 Shares that were issued to any insider were sold prior to the development of DeCryptoFi's proprietary software, thereby materially altering the value of the Company.
3 Assumes the maximum 25,000,000 shares are sold in the initial public offering at a price of $0.10 per share, and the sale of 125,000,000 shares through the Stock Compensation Plan for non-cash consideration comparable to $0.10 per share
4 The Company currently has 50 million authorized shares being held in reserve. The Company intends to issue these reserved shares if all other authorized issued shares are sold.
5Mr. Nicholas Scherling is currently the CEO and chairman of DeCryptoFi. As mentioned, DeCryptoFi was not officially organized until August 2020. As such, there has been zero compensation awarded to any individuals as it relates to DeCryptoFi's business.
6 Unless otherwise indicated, the business address of the individual is 4795 Meadow Wood Lane #200 Chantilly, Virginia 20151
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